                                                            EXHIBIT NO. 99.6(c)

                                 THE MFS FUNDS

                        Retirement Benefit Deferral Plan

         1. Background; Purpose of the Plan; Effective Date. Each "Master Retirement Plan For Non-Interested Person Trustees" (each a "Retirement Plan") of each MFS Fund identified on Exhibit A attached hereto (each a "Fund" and, collectively, the "Funds") was amended, effective July 1, 2002 (each a "Retirement Plan Amendment"), to provide that active trustees covered under the Retirement Plan whose "Normal Retirement Date" (as defined in the Retirement
Plan) is after December 31, 2001 (each such trustee is listed on Exhibit B hereto and is referred to herein as a "Covered Trustee") shall no longer be entitled to participate under such Retirement Plan effective on and after January 1, 2002. This Plan has been established by each Fund, acting severally and not jointly, to set forth terms and conditions regarding the treatment of each Covered Trustee's accrued retirement benefits under the Fund's Retirement Plan along with certain remuneration from the Fund made in connection with the Retirement Plan Amendments. This Plan was adopted by the Funds and took effect on July 1, 2002.

         2. Administration. The Plan shall be administered by the trustees (the "Trustees") of the Funds or by such person or persons as the Trustees may designate to carry out administrative functions hereunder (the "Administrator"). The Administrator shall have complete discretion to interpret and administer the Plan in accordance with its terms, and its determinations shall be final and binding on all persons. Subject to the provisions of the Plan, the Administrator may adopt, amend or repeal rules and procedures relating to the administration of the Plan and the conduct of and rights and powers of the Trustees (including Covered Trustees) under the Plan. The Administrator or persons designated by it will cause such records to be kept as may be necessary for the administration of the Plan.

         3. Accounts; Opening Balances. The Administrator shall maintain a single book entry account (an "Account") with respect to all amounts credited hereunder by a Fund on behalf of a Covered Trustee, as adjusted for notional investment experience as hereinafter described. With respect to each Covered Trustee who participated under a Fund's Retirement Plan, the Covered Trustee's Account for such Fund will be credited with an amount equal to the sum of (i) the present value of the Covered Trustee's accrued retirement benefits under such Fund's Retirement Plan, as determined in accordance with the applicable Retirement Plan Amendment, and (ii) an amount (a "Transition Adjustment"), which may be positive or negative, determined in accordance with Schedule 1 hereto and approved by the Trustees. With respect to each Fund and Covered Trustee, the amount credited in (i) above, as adjusted by the Transition Adjustment in (ii), and taking into account estimated notional investment experience and other amounts specified in Schedule 1, is intended to compensate the Covered Trustee for the present value of his or her accrued retirement benefits and loss of future retirement benefits from such Fund under the Retirement Plan.

         Each Covered Trustee's Accounts shall automatically be credited with the amounts specified in the preceding paragraph without any discretion on the part of the Covered Trustee. A Covered Trustee shall have no right to receive amounts held in his or her Accounts except in accordance with the terms and conditions of this Plan.

         4. Notional Investment Experience: General. Amounts credited to each Covered Trustee's Accounts shall be periodically adjusted for notional investment experience. In each case such notional investment experience shall be determined by treating each Account for a Fund as though an equivalent dollar amount had been invested and reinvested in Class A shares of that Fund at net asset value (without the imposition of any front-end sales charge). Each Account shall continue to be adjusted for notional investment experience of such Class A shares until distributed in full in accordance with the distribution method elected by the Trustee pursuant to paragraph 5 hereof. By way of clarification, Covered Trustees shall not be allowed to elect a different form of notional investment experience (e.g., notional investment in another MFS Fund or financial instrument) for any Account and shall not be entitled to have amounts transferred or exchanged among Accounts.

         5. Normal Distribution: Commencement. Amounts credited to a Covered Trustee's Accounts, as adjusted for notional investment experience, shall be distributed to the Covered Trustee in cash in accordance with a written distribution election made by the Covered Trustee substantially in the form attached hereto as Exhibit C. Each Covered Trustee must complete and return a distribution election in accordance with Exhibit C no later than July 31, 2002. Such distribution election shall specify (i) whether such Accounts are to be distributed in a lump sum or in annual installments, (ii) the number of any such annual installments (not to exceed 10) and (iii) the calendar year (the "Payment Year") in which such payment or payments are to be made or to commence. The Payment Year shall not be earlier than the year next following the calendar year in which the Covered Trustee ceases to be a trustee of the Fund and not later than the year next following the calendar year of the Covered Trustee's normal retirement as a trustee of the Fund in accordance with the Fund's retirement policy for trustees ("Normal Retirement Year"). Payment of the lump sum distribution, or, if annual installments have been selected, payment of the first annual installment, shall be made on or as soon as practicable after the first day of the Payment Year. Notwithstanding the foregoing,

                  (i) all amounts in the Covered Trustee's Accounts under the Plan shall be distributed in accordance with paragraph 8 below in the event of such Covered Trustee's death; and

                  (ii) all amounts in the Covered Trustee's Accounts under the Plan for any particular Fund shall be distributed in a lump sum upon the dissolution, liquidation or winding up of such Fund, whether voluntary or involuntary; or the voluntary sale, conveyance or transfer of all or substantially all of such Fund's assets (unless, as part of any such sale, conveyance or transfer, the obligations of such Fund hereunder shall have been assumed by another MFS Fund); or the merger of such Fund into another trust or corporation or its consolidation with one or more other trusts or corporations (unless, prior to the effective date of the merger or consolidation, such Fund's Trustees determine that such amounts shall continue to be held under the Plan after such merger or consolidation).

         6. Normal Distribution: Form. Distributions shall be made either in a lump sum or in annual installments over a period not to exceed 10 years, as specified by the Covered Trustee in his or her distribution election; provided, that distributions in the event of the Covered Trustee's death shall be made in accordance with paragraph 8 below and distributions on account of an event described in paragraph 5(ii) above shall be made in a lump sum only. If distribution of an Account is to be made in installments, the amount of each installment shall be: (i) in the case of each installment other than the final installment specified by the Covered Trustee, the lesser of (A) the "Scheduled Annual Distribution" (as hereinafter defined) and (B) the entire remaining balance of the Account; and (ii) in the case of the final installment, the entire remaining balance of the Account. As used herein, the "Scheduled Annual Distribution" shall mean the quotient determined by dividing (a) the balance of the Account as of the end of the calendar year immediately preceding the date of distribution of the Covered Trustee's first installment by (b) the total number of installments specified by the Covered Trustee.

         7. Normal Distribution: Change of Election. A Covered Trustee may change his or her distribution elections (including the election as to the form of distribution and/or Payment Year) for his or her Accounts at any time; provided, that no such change of distribution election shall be effective unless made at least three years prior to the date the Covered Trustee ceases to be a trustee of the Fund. If a Covered Trustee ceases to be a trustee of the Fund within three years after making a change of distribution election, that change of distribution election shall no longer be effective and the most recent effective distribution election made prior thereto shall apply.

         8. Distributions at Death. If a Covered Trustee should die prior to complete distribution of his or her Accounts hereunder, the balance of such Accounts shall be paid to the beneficiary or beneficiaries designated (as specified below) to receive such payments by the Covered Trustee, or in the absence of such a designation, to the Covered Trustee's estate. Any such designation of a beneficiary or beneficiaries will be effective only if made by a written instrument substantially in the form attached hereto as Exhibit D and returned as specified in Exhibit D. Distribution of a deceased Covered Trustee's remaining Accounts shall be made in the form of a single lump sum payment.

         9. Hardship Distribution. Upon application by a Covered Trustee under this paragraph and a determination by the Administrator in its sole and absolute discretion that the Covered Trustee has suffered a severe and unanticipated financial hardship, the Administrator shall distribute to the Covered Trustee, in a single lump sum, an amount equal to the lesser of (i) the amount needed by the Covered Trustee to meet the unanticipated hardship (including applicable taxes on such distribution), or (ii) the balance of the Covered Trustee's Accounts. Any hardship distribution under this paragraph shall reduce proportionately each of the Covered Trustee's Accounts.

         10. Nature of Rights; Nonalienation. With respect to each Fund, a Covered Trustee's rights to deferred payment under the Plan shall be solely those of an unsecured general creditor of the Fund, and nothing herein shall be deemed to give the Covered Trustee any right to particular assets of the Fund or to require the Fund to establish a fund or subtrust for the benefit of the Covered Trustee or otherwise to set aside assets for his or her benefit. Without limiting the foregoing, each Fund reserves the right to make investments intended to mirror the notional investment experience of its Accounts, but shall be under no obligation to do so. A Covered Trustee's rights under the Plan may not be transferred, assigned, pledged or otherwise alienated, and any attempt by the Covered Trustee to do so shall be null and void.

         11. Status of Covered Trustee. Nothing in this Plan nor any election hereunder shall be construed as conferring on any Covered Trustee the right to remain, or be renominated as, a trustee of any Fund or to receive compensation at any particular rate.

         12. Amendment and Termination. The Trustees of the Funds may at any time and from time to time amend the Plan, and may at any time terminate the Plan; provided, that no such amendment shall be effective to the extent it would cause the balance of a Covered Trustee's Account, determined immediately following the amendment, to be less than the balance of such Account immediately prior to the amendment without the consent of such Covered Trustee. Upon termination of the Plan, the Trustees may, in their sole discretion and notwithstanding any other provision of the Plan, cause all unpaid Accounts to be distributed immediately in lump sum payments.

         13. Governing Law. The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

                                                                     Schedule 1
                     CALCULATION OF TRANSITION ADJUSTMENTS

         For purposes of paragraph 3 of the Plan, a Covered Trustee's Transition Adjustment for each Fund shall be determined in accordance with the following methodology.

I.       DEFINITIONS.

         Capitalized terms used in these definitions and elsewhere in this
Schedule 1 that are not defined hereunder shall have the meanings given to such terms in the applicable Retirement Plan, as amended on July 1, 2002. These terms include: (i) Annual Compensation; (ii) Normal Retirement Date; (iii) Normal Retirement Benefit; and (iv) Year of Service. With respect to a Covered Trustee, the "applicable" Retirement Plan means the Retirement Plan under which the Covered Trustee was formerly covered (i.e., the Crimson Board Funds' Retirement Plan for Crimson Board Trustees and the Red Board Funds' Retirement Plan for Red Board Trustees).

(a) Crimson Board Fund: Each of the Funds listed under "Crimson Board Funds" on Exhibit A to the Plan.

(b) Red Board Fund: Each of the Funds listed under "Red Board Funds" on Exhibit A to the Plan.

(c) Crimson Board Trustee: Each of the Covered Trustees listed under "Crimson Board Trustees" on Exhibit B to the Plan.

(d) Red Board Trustee: Each of the Covered Trustees listed under "Red Board Trustees" on Exhibit B to the Plan.

(e) Present Value of Future Fee Increase: The present value is determined based upon the following assumptions:

         (i)      The Covered Trustee's age as of December 31, 2001; and
         (ii)     7.5% per annum interest discount.

(f) Future Fee Increase: It is presumed hereunder that each Covered Trustee will receive additional fees in recognition of their withdrawal from the applicable Retirement Plan and that fees will also increase due to increased assets, inflation and cost of living adjustments. It is assumed that each Covered Trustee's aggregate Annual Compensation will be $175,000 for 2002, which includes a $15,000 fee increase. For 2003 and each year thereafter until a Covered Trustee's Normal Retirement Date, it is assumed that the Covered Trustee's Annual Compensation will increase by 3% over the prior year's Annual Compensation. Future Fee Increases hereunder are merely estimates; a Covered Trustee's actual annual compensation and future fee increases (if any) may be more or less than these estimates in any year or from year to year.

(g) Allocation of Annual Compensation: Solely for purposes of determining each Covered Trustee's Transition Adjustment from each applicable Fund, it is assumed hereunder that (i) the Crimson Board Funds will pay each Crimson Board Trustee's Annual Compensation until his or her Normal Retirement Date, allocated to each such Crimson Board Fund based on the relative portion of the Trustee's compensation in 2001 paid by such Crimson Board Fund and (ii) the Red Board Funds will pay each Red Board Trustee's Annual Compensation until his or her Normal Retirement Date, allocated to each such Red Board Fund based on the relative portion of the Trustee's compensation in 2001 paid by such Red Board Fund. Because the Crimson and Red Boards consolidated into a single Board overseeing both Crimson and Red Board Funds on January 1, 2002, all Covered Trustees will receive compensation from both Crimson and Red Board Funds going forward. Therefore, the actual compensation payable to each Covered Trustee by each Fund will vary from the assumptions described above (which assume that only Crimson Board Funds will compensate Crimson Board Trustees and only Red Board Funds will compensate Red Board Trustees, as was the case prior to 2002).

(h) Projected Benefit: For each Covered Trustee and each applicable Fund, this is a benefit which is equal to the Covered Trustee's estimated Normal Retirement Benefit from such Fund calculated using his or her assumed Years of Service and assumed Annual Compensation from such Fund as of the Covered Trustee's Normal Retirement Date. For purposes of this determination, it is assumed that a Covered Trustee is credited with Years of Service until his or her Normal Retirement Date. Additionally, it is assumed that the Covered Trustee's Annual Compensation will increase as described in (f) above and will be allocated to each applicable Fund as described in (g) above.

(i) Present Value of Accrued Benefits: With respect to each Covered Trustee and Fund, this term shall have the same meaning as in the applicable Retirement Plan Amendment.

(j) Present Value of Projected Benefits: With respect to each Covered Trustee and Fund, this term shall have the same meaning as in the applicable Retirement Plan Amendment.


II.      CALCULATION OF TRANSITION ADJUSTMENTS.

         Each Crimson Board Trustee will have a Transition Adjustment calculated with respect to each Crimson Board Fund and each Red Board Trustee will have a Transition Adjustment calculated with respect to each Red Board Fund. A Covered Trustee's Transition Adjustment with respect to a Fund may be negative, in which case, except as provided below, the amount initially credited to the Covered Trustee's Account with such Fund will be reduced accordingly.

         Transition Adjustment: With respect to each Covered Trustee, his or her Transition Adjustment from each applicable Fund shall be determined in accordance with the following formula:

         (i) The Covered Trustee's Present Value of Projected Benefits from such Fund

         Less

         (ii) The Covered Trustee's Present Value of Future Fee Increases attributable to such Fund

         Less

         (iii) The Covered Trustee's Present Value of Accrued Benefits from such Fund

         Notwithstanding the forgoing, if the sum of all of a Covered Trustee's Transition Adjustments (as calculated above) from each applicable Fund is a negative number, that Covered Trustee's Transition Adjustment from each applicable Fund shall be zero ($0.00).

                                                                      EXHIBIT A

                          FUNDS PARTICIPATING IN PLAN


RED BOARD FUNDS

Massachusetts Investors Trust (MIT)
Massachusetts Investors Growth Stock Fund (MIG)
MFS Growth Opportunities Fund (MGO)
MFS Government Securities Fund (MGS)

MFS Series Trust III
         MFS High Income Fund (MFH)
         MFS High Yield Opportunities Fund (HYO)

MFS Series Trust IV
         MFS Mid Cap Growth Fund (OTC)

MFS Series Trust V
         MFS Total Return Fund (MTR)
         MFS Research Fund (MFR)
         MFS International New Discovery Fund (MIO)

MFS Series Trust VII
         MFS Capital Opportunities Fund (MVF)

MFS Series Trust IX
         MFS Bond Fund (MFB)

MFS Series Trust X
         MFS Government Mortgage Fund (MGM)

MFS Multimarket Income Trust (MMT)


CRIMSON BOARD FUNDS

MFS Government Limited Maturity Fund (MGL)

MFS Series Trust I
         MFS Managed Sectors Fund (MMS) MFS Global Asset Allocation Fund (MAA) MFS Strategic Growth Fund (AGF) MFS Research Growth and Income Fund
         (RGI) MFS Core Growth Fund (CGF) MFS Global Telecommunications Fund
         (GTF) MFS Research International Fund (RIF) MFS Technology Fund (SCT)

MFS Series Trust II
         MFS Emerging Growth Fund (MEG)
         MFS Large Cap Growth Fund (MCG)

MFS Series Trust VI
         MFS Global Total Return Fund (MWT)
         MFS Utilities Fund (MMU)
         MFS Global Equity Fund (MWE)

MFS Series Trust VIII
         MFS Strategic Income Fund (MSI)
         MFS Global Growth Fund (WGF)

MFS Government Markets Income Trust (MGF)
MFS Intermediate Income Trust (MIN)
MFS Charter Income Trust (MCR)
MFS Special Value Trust (MFV)

                                                                      EXHIBIT B

                                COVERED TRUSTEES


RED BOARD TRUSTEES

J. Atwood Ives
Lawrence T. Perera
William J. Poorvu
Elaine R. Smith


CRIMSON BOARD TRUSTEES

Lawrence H. Cohn
Sir J. David Gibbons
Abby M. O'Neill
J. Dale Sherratt
Ward Smith

DISTRIBUTION ELECTION FORM      RETIREMENT BENEFIT DEFERRAL PLAN      EXHIBIT C
--------------------------                                            ---------

Use this form to select distribution elections for your Accounts.

I.       Trustee Information

Trustee Name ________________________    Date of Birth _______________________
Address _____________________________    Date of Hire ________________________
_____________________________________    Social Security Number (1)___________
_____________________________________    Telephone Number ____________________

II.      Distribution Information

I hereby elect to receive distributions of all amounts credited to my deferred fee Account with each Fund as specified below:

NUMBER OF PAYMENT(S) (CHECK ONE):

     []  Single Lump Sum Payment  [] Annual Installments (not to exceed 10)
                                     Number of Installments ____________

DISTRIBUTION COMMENCEMENT:

A Covered Trustee's lump sum payment shall be made or annual installments shall commence on or as soon as practicable after the first day of the calendar year (the "Payment Year") specified below.

1. Normal Retirement. In the event that the Covered Trustee retires as a Trustee of the Fund in accordance with the Fund's normal retirement policy for trustees, the Trustee's Payment Year shall be the calendar year next following the year (the "Normal Retirement Year") in which such normal retirement occurs.

2. Early Retirement. In the event that the Covered Trustee retires or otherwise ceases to be a Trustee of the Fund prior to the Normal Retirement Year, the Covered Trustee hereby elects the following Payment Year from the options specifies in (i) through (iv) below (check one).

                                                                   Check one
    (i)   the calendar year next following the Normal
          Retirement Year;                                           [ ]
    (ii)  the calendar year next following the calendar year
          in which the Covered Trustee ceases to be a                [ ]
          Trustee of the Fund;
    (iii) (a) the earlier of the calendar year which is
          ________ years following the calendar year in
          which the Covered Trustee ceases to be a Trustee           [ ]
          of the Fund or (b) the Normal Retirement Year; or
    (iv)  a particular year specified by the Covered Trustee
          that is no later than the Normal Retirement Year           [ ]
          as follows:
          Year ________. (Note: If this option is selected and the Covered Trustee ceases to be a Trustee of the Fund after the Year specified, the Covered Trustee's Payment
          Year shall be as specified in 2(ii) above.)


                     RETURN TO LEE ANN CAREY, FUND TREASURY
                           MFS INVESTMENT MANAGEMENT
                     500 BOYLSTON STREET, BOSTON, MA 02116
     IF YOU HAVE ANY QUESTIONS PLEASE CALL A FUND TREASURY REPRESENTATIVE:
                LEE ANN CAREY, X55254, JENNIFER ROSHON, X55457.

NOTE: This election will supersede all distribution elections made previously under the Plan. NO ELECTION SHALL BE EFFECTIVE UNLESS IT IS COMPLETED, EXECUTED AND FILED AS SPECIFIED BELOW IN GOOD ORDER. I may change my distribution election at any time, provided that no such change of election shall be effective unless made at least three years prior to the date I cease to be a Trustee of the Fund or until such change of election has been received in good order by the Fund.


III.     Signature

The elections made above in Section II are pursuant to the terms and conditions of the Retirement Benefit Deferral Plan adopted by each Fund listed on Exhibit A to the Plan. I acknowledge that I have received and read the current prospectus for each Fund with which I have an Account and that the notional investment in such Fund serves solely as measure of the dollar amount to which I may be entitled under the terms of the Plan, and creates no ownership interest or security interest in my behalf with respect to any assets of the Fund. I authorize Northeast Retirement Services and the Funds to act on any instructions believed to be genuine for any service authorized on this form. I agree they will not be held liable for any resulting loss.

(1)  Under penalties of perjury, I certify that:

1. The number shown on this form is my correct Social Security Number (taxpayer identification number), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or, (c) the IRS has notified me that I am no longer subject to backup withholding.

     NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends.

     Signature of Participant *____________________________ Date _____________


     * Signature of Plan Participant on behalf of each Fund with which I have an Account listed on Exhibit A to the Plan (as amended from time to time).


                     RETURN TO LEE ANN CAREY, FUND TREASURY
                           MFS INVESTMENT MANAGEMENT
                     500 BOYLSTON STREET, BOSTON, MA 02116
     IF YOU HAVE ANY QUESTIONS PLEASE CALL A FUND TREASURY REPRESENTATIVE:
                LEE ANN CAREY, X55254, JENNIFER ROSHON, X55457.

DESIGNATION OF BENEFICIARIES   RETIREMENT BENEFIT DEFERRAL PLAN      EXHIBIT D
----------------------------                                         ---------

I hereby designated the following named person(s) as my beneficiary(ies) in accordance with the terms and conditions of the Retirement Benefit Deferral Plan adopted by the Funds listed on Exhibit A hereto. Please be sure that the percentages in A, and B, below each add to 100%. If any beneficiary is a trust, please provide the full trust name, date, trust address and trustee(s) names on a separate sheet.


Name of Covered Trustee  _____________________________________________________

Address ______________________________________________________________________

Social Security Number ________________ Date of Birth _____/_____/_____


A.   Primary Beneficiary(ies)

If there is more than one named primary beneficiary and at least one, but not all, predeceases me, then any unpaid amounts in my Accounts shall be divided among the remaining such beneficiary(ies) in proportion to the designation below.

        Beneficiary                    Address                       Relationship    Social         Date of       % Share
        Name                                                                         Security       Birth/        of Proceeds
                                                                                     Number         Date of
                                                                                                    Trust
1.      _______________________        _______________________       __________      __________     _________     _______

2.      _______________________        _______________________       __________      __________     _________     _______

3.      _______________________        _______________________       __________      __________     _________     _______

4.      _______________________        _______________________       __________      __________     _________     _______

B.   Secondary Beneficiary(ies)

If there is more than one named contingent beneficiary and at least one, but not all, predeceases me, then any unpaid amounts in my Accounts shall be divided among the remaining such beneficiary(ies) in proportion to the designation below.

        Beneficiary                    Address                       Relationship    Social         Date of       % Share
        Name                                                                         Security       Birth/        of Proceeds
                                                                                     Number         Date of
                                                                                                    Trust
1.      _______________________        _______________________       __________      __________     _________     _______

2.      _______________________        _______________________       __________      __________     _________     _______

3.      _______________________        _______________________       __________      __________     _________     _______


                     RETURN TO LEE ANN CAREY, FUND TREASURY
                           MFS INVESTMENT MANAGEMENT
                     500 BOYLSTON STREET, BOSTON, MA 02116
     IF YOU HAVE ANY QUESTIONS PLEASE CALL A FUND TREASURY REPRESENTATIVE:
                LEE ANN CAREY, X55254, JENNIFER ROSHON, X55457.

This beneficiary designation may be changed from time to time by filing a new designation. NO DESIGNATION SHALL BE EFFECTIVE UNLESS IT IS COMPLETED, EXECUTED AND FILED AS SPECIFIED BELOW IN GOOD ORDER. Where more than one Primary Beneficiary has been designated, distributions from the trust account will be made in equal amounts, unless otherwise indicated, among those Primary Beneficiaries who are alive at the time of distribution. If a designated Primary Beneficiary is not alive at the time of distribution, his share will be added to the share of each surviving Primary Beneficiary in the proportion that the share of each surviving Primary Beneficiary bears to the total share of all surviving Primary Beneficiaries. If no Primary Beneficiary is alive at the time of distribution, distribution will be made on the same basis to designated Secondary Beneficiaries.

C.   Signatures

I understand that if I have not previously designated any beneficiary(ies) and choose not to designate any beneficiary(ies) above, my beneficiary will be my estate.

This designation supercedes all prior designations of beneficiaries made by the undersigned for the purposes of the Plan and shall remain in full force and effect until amended or revoked in writing when received in good order by the Funds.

Trustee Name _________________________________________________________________
Social Security Number __________________________
Trustee Signature _____________________________________   Date _______________
Witness _____________________________________________     Date _______________


                     RETURN TO LEE ANN CAREY, FUND TREASURY
                           MFS INVESTMENT MANAGEMENT
                     500 BOYLSTON STREET, BOSTON, MA 02116
     IF YOU HAVE ANY QUESTIONS PLEASE CALL A FUND TREASURY REPRESENTATIVE:
                LEE ANN CAREY, X55254, JENNIFER ROSHON, X55457.